Exhibit n.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated May 4, 2007 in the Registration Statement (Form N-2) of Iron Leaf Capital Corporation and its incorporation by reference in the prospectus of Iron Leaf Capital Corporation, filed with the Securities and Exchange Commission in Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-141497).

/s/ GRANT THORNTON LLP

Chicago, Illinois
June 18, 2007